Exhibit 99


Cascade Financial Corporation                   The Cereghino Group
Contacts: Carol K. Nelson, CEO                  Corporate Investor Relations
          Lars Johnson, CFO                     www.stockvalues.com
          425.339.5500                          206.762.0993
          www.cascadebank.com
                                                 NEWS RELEASE
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 CASCADE FINANCIAL DECLARES QUARTERLY CASH DIVIDEND AND SETS CONFERENCE CALL;
              MANAGEMENT COMMENTS ON FOURTH QUARTER 2004
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Everett, WA - December 15, 2004 - Cascade Financial Corporation (Nasdaq: CASB),
parent company of Cascade Bank, today announced that its Board of Directors has declared its quarterly cash dividend of $0.08 per share. Cascade's tenth consecutive quarterly cash dividend will be paid on January 27, to shareholders of record January 13, 2005.

"Business remains strong, with construction, commercial real estate and business banking loan production exceeding our expectations," stated Carol K. Nelson, President and Chief Executive Officer. "The integration of Issaquah Bank is proceeding as planned, and remains on target to be accretive to earnings within the first 12-months. I believe that we can meet our goal of increasing net income by at least 10% for 2004 and 2005, although earnings per share growth will likely be less than that in the fourth quarter 2004. We mitigated our interest rate risk by initiating two interest rate swaps in the second half of the year, and have decreased our level of investment securities in anticipation of continued rate increases, which combined have impacted net income. In addition, expenses associated with Sarbanes-Oxley compliance have ramped up, while investment income has declined due to the Federal Home Loan Bank of Seattle's dividend reduction."

Cascade expects to release earnings for the fourth quarter and 2004 after the close of market on Tuesday, January 25, 2005. The following day, on Wednesday, January 26, Carol K. Nelson, President and CEO, and Lars Johnson, CFO, will discuss the bank's operating results in a conference call at 10:00 am PST
(1:00 pm EST). Interested investors may listen to the call live or via replay at www.cascadebank.com. Investment professionals are invited to dial (303) 262-2140 to access the live call. A replay of the call will be available for three weeks at (303) 590-3000, using passcode 11018161#.

Investors wishing to reinvest the upcoming dividend must complete the enrollment through the company's transfer agent, Mellon Investor Services.
For complete details on this program, please visit the investor relations portion of the company's website at http://www.cascadebank.com/shareholderinfo or at www.melloninvestor.com. Interested parties may also contact Mellon Investor Services toll-free at 1-800-839-2983.

Established in 1916, Cascade Bank, the only operating subsidiary of Cascade Financial Corporation, is a state chartered commercial bank headquartered in Snohomish County, Washington. Cascade Bank operates 16 full service offices, located in Everett, Lynnwood, Marysville, Mukilteo, Smokey Point, Issaquah, Clearview, Woodinville, Lake Stevens, Bellevue and Snohomish. Issaquah Bank, a division of Cascade Bank, operates offices in Issaquah and North Bend.

In 2003, Washington CEO magazine ranked Cascade Bank the #1 medium sized "Best Company to Work For" in Washington State. In July 2004, US Banker magazine ranked Cascade #39 out of the Top 200 Publicly Traded Community Banks with less than $1 billion in assets, based on three-year average return on equity. In October, the same publication named President and CEO Carol Nelson one of the 25 Most Powerful Women in Banking.

Forward-Looking Statements
--------------------------

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Those factors include, but are not limited to, the ability to continue to pay cash dividends, management of Cascade Financial's expectation for future operating results, the continued ability to successfully integrate Issaquah Bank, attracting and retaining customers and key employees, competition with other banks and financial institutions and other factors. For a discussion of factors that could cause actual results to differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission. Words such as "expect," "should," "believe," and other similar expressions or future or conditional verbs such as "will," "may," and "should," are intended to identify such forward-looking statements. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.
This statement is included for the express purpose of protecting the Company under PSLRA's safe harbor provisions.

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Note:  Transmitted on Business Wire on December 15, 2004 at 1:00 pm PST.